BluSky AI Inc. Plans GPU Donation Initiative for Higher Education, including a Co-Location Option

Salt Lake City, Aug. 12, 2025 (GLOBE NEWSWIRE) -- BluSky AI Inc. (OTCID: BSAI) (“BluSky AI” or the “Company”), a leader in modular AI Factories and data center solutions, proudly announces the launch of its GPU Donation Initiative for Higher Education, a transformative program providing academic institutions with access to powerful GPU compute infrastructure—available by the hour—either at discounted rates or as full in-kind donations.

With the growing demand for AI research capabilities, BluSky AI is also introducing a co-location option as part of the initiative. This approach leverages BluSky AI’s existing modular infrastructure to help universities accelerate deployment, reduce physical footprint, and utilize existing energy assets—eliminating many of the traditional barriers to high-performance computing.

“At BluSky AI, we believe the future of AI is being shaped on campuses today,” said Trent
D’Ambrosio, CEO of BluSky AI. “Our goal is to remove the barriers to compute access for academic institutions, allowing the brightest minds to explore, discover, and innovate without constraints.” D’Ambrosio also stated, “By enabling co-location, we allow higher education to tap into our AI-optimized infrastructure with minimal overhead, so developers and researchers can focus on breakthroughs instead of buildouts.”

Program Benefits and Options

1. Alumni & Donor Collaboration Model

Universities can collaborate with alumni and philanthropic supporters to access BluSky AI’s GPU-as-a-Service platform at reduced hourly rates. This next generation scalable AI Factory called SkyMod™ allows for customized compute resources aligned with evolving research needs.

2. Full Donation Model

Qualified institutions may receive access to BluSky’s infrastructure as a full donation. This model helps level the playing field by empowering under-resourced academic programs conducting vital AI research.

3. Co-Location Option for Research Acceleration

To support faster deployment and avoid the high costs of on-campus buildouts, BluSky AI is now offering co-location at its SkyMod™ modular data centers.

•Accelerated Deployment: No need for new construction—researchers can access compute power in weeks, not months.

•Minimal Physical Footprint: Modular systems require less land and can scale as research programs grow.

•Efficient Energy Use: Institutions can benefit from BluSky AI’s pre-developed sites that are already energy-optimized and grid-connected.

Driving the Future of Academic AI Research

From deep learning models and language processing to scientific simulation and robotics, AI researchers in higher education are constrained by limited infrastructure. BluSky AI’s SkyMod™ solution is designed to change that—offering access to enterprise-grade GPU resources that were previously out of reach for most academic programs.

Partner With BluSky AI

BluSky AI invites university leaders, foundations, and researchers to explore how this program can accelerate their mission and expand their impact.

For partnership inquiries or program details, contact:

Trent D’Ambrosio
CEO, BluSky AI Inc.
trentdambrosio@bluskyaidatacenters.com
www.bluskyaidatacenters.com

About BluSky AI Inc.

Headquartered in Salt Lake City, Utah, BluSky AI Inc. delivers modular, rapidly deployable data center infrastructure purpose-built for artificial intelligence. These next generation scalable AI Factories provide speed-to-market, and energy optimization for entities requiring high-performance infrastructure to support machine learning workloads. BluSky AI empowers small, mid-sized, enterprise, and academic partners from start-up to scale-up to drive innovation without compromise.

Forward-Looking Statements:

This news release includes certain forward-looking statements or information. All statements other than statements of historical fact included in this release are forward-looking statements that involve various risks and uncertainties.  Forward-looking statements in this news release include statements with respect to the potential impact and usage of the Company’s GPU Donation Initiative for Higher Education with Co-Location Option. There can be no assurance statements will prove to be accurate and actual results and future events could differ materially from anticipated in such statements.

BluSky AI Inc. disclaims any intention or obligation to update or revise any forward-looking statements whether as a result of new information, future events except as required by applicable securities legislation.